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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
TELE-COMMUNICATIONS, INC.:

  We consent to the incorporation by reference in the registration statement of Form S-3 of Tele-Communications, Inc. of our reports dated March 21, 1994, relating to the consolidated balance sheets of TCI Communications, Inc. (formerly Tele-Communications, Inc.) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, and the related financial statement schedules, which reports appear in the December 31, 1993 Annual Report on Form 10-K, as amended, of TCI Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our reports refer to a change in the method of accounting for income taxes in 1993.

                                          KPMG PEAT MARWICK LLP

Denver, Colorado
October 31, 1994